                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 28, 2006


                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                             0-21229                          36-3640402
 (State or other juris-                 (Commission file                     (IRS employer
diction of incorporation)                    number)                    identification number)


                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (847) 367-5910


     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS

     On June 28, 2006, the United Kingdom Office of Fair Trading ("OFT") announced that it had referred to the United Kingdom Competition Commission (the "Competition Commission") the acquisition by our subsidiary, Stericycle International, LLC, in February 2006 of all of the stock of The Sterile Technologies Group Limited, an Irish company providing medical waste management services in Ireland and the United Kingdom.

     Under the terms of the OFT's referral, the Competition Commission is to decide whether, as a result of this acquisition, there has been or is expected to be a substantial lessening of competition in one or more markets in the United Kingdom for healthcare risk waste treatment and disposal, and if so, what remedial or other action, if any, should be taken or recommended by the Competition Commission. According to the OFT, the Competition Commission is expected to report in December 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 28, 2006.

                                                     STERICYCLE, INC.

                                       By   /s/ FRANK J.M. TEN BRINK
                                          --------------------------------------
                                            Frank J.M. ten Brink
                                            Executive Vice President and
                                            Chief Financial Officer

                                      -3-